UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Schedule 14A

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

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Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

INCEPTION GROWTH ACQUISITION LIMITED

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

EXPLANATORY NOTE

Inception Growth Acquisition Limited (“IGTA,” the “Company,” “we,” “our,” or “us”) is filing these definitive additional proxy materials with respect to the definitive proxy statement filed by IGTA with the Securities and Exchange Commission (the “SEC”) on May 27, 2025 (the “Original Proxy Statement”), for the Special Meeting of Stockholders originally scheduled for July 1, 2025, to correct certain information contained therein.

Postponement of Special Meeting and Redemption Deadline

The Special Meeting of Stockholders, originally scheduled for July 1, 2025, has been postponed to July 14, 2025, to provide stockholders with additional time to review this supplement and the corrected information provided herein. As a result, the deadline for delivery of redemption requests from the Company’s stockholders has been extended from June 27, 2025 (two business days before the originally scheduled Special Meeting) to July 10, 2025 (two business days before the postponed Special Meeting).

Correction of Per Share Redemption Price

In the Original Proxy Statement, the per share redemption price that stockholders may receive upon redemption of their shares in connection with the proposed business combination or the per share price that stockholders may receive upon the Company’s liquidation was previously stated as $13.18. To provide accurate information, the Company recalculated the per share redemption price based on the trust account balance as of June 24, 2025, and the resulting corrected redemption price is approximately $12.09 per share, less amounts held in trust that have not been used to pay for taxes.

Updates Regarding the Annual Meeting Held on June 5, 2025

Subsequent to the filing of the Original Proxy Statement, Inception Growth held its annual meeting of stockholders on June 5, 2025. The annual meeting addressed, among other proposals, proposals to extend the date by which Inception Growth must consummate a business combination. The approved proposals allow for up to four one-month extensions, from June 13, 2025 to October 13, 2025, by depositing into the trust account an aggregate amount equal to $0.075 multiplied by the number of common stock issued in Inception Growth’s initial public offering that has not been redeemed for each one-month extension. The stockholders approved these extension proposals, granting Inception Growth until October 13, 2025 (assuming full extension) to complete the proposed business combination. In connection with the stockholder vote at the annual meeting, 103,328 shares of common stock were tendered for redemption. On June 10, 2025, Inception Growth deposited $13,249.65 into the trust account to extend the time available to complete a business combination from June 13, 2025, to July 13, 2025.

Except as set forth herein, the information contained in the Original Proxy Statement remains unchanged.

This Supplement does not provide all of the information that you should read and consider before voting on all of the proposals that are being presented to stockholders for their vote at the Special Meeting. Additional information is contained in the Original Proxy Statement. To the extent that the information in this Supplement differs from, updates or conflicts with the information contained in the Original Proxy Statement, the information in this Supplement shall amend and supersede the information in the Original Proxy Statement. Except as so amended or superseded, all information set forth in the Original Proxy Statement remains unchanged and important for your consideration before voting. Stockholders are advised to review this Supplement carefully and to consider it together with the Original Proxy Statement when making their decisions regarding the matters to be voted on at the Special Meeting on July 14, 2025.

The record date for determining the Company stockholders entitled to receive notice of and to vote at the Special Meeting remains the close of business on May 27, 2025 (the “Record Date”). Stockholders as of the Record Date are eligible to vote, even if they have subsequently sold their shares. Stockholders who have already submitted their proxies or voted and do not wish to change their vote need not take any further action. All previously cast votes associated with the Special Meeting remain valid for the Special Meeting, unless revoked as described in the Original Proxy Statement or this Supplement. Stockholders who have not yet voted are urged to submit their votes promptly.

On or about June 30, 2025, we will commence mailing of this Supplement together with the revised notice and proxy card. Mailing of the Original Proxy Statement commenced on June 6, 2025.

AMENDED NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON JULY 14, 2025

TO THE STOCKHOLDERS OF INCEPTION GROWTH ACQUISITION LIMITED:

THIS AMENDED NOTICE IS HEREBY GIVEN that an Special Meeting of Stockholders of Inception Growth Acquisition Limited, a Delaware corporation (“Inception Growth”), will be held at the offices of Loeb & Loeb LLP, 2206-19 Jardine House, 1 Connaught Place Central, Hong Kong SAR on July 14, 2025, at 10 a.m. local time (“Special Meeting”) and virtually using the following dial-in information:

US Toll Free	+1 866 213 0992
Hong Kong Toll	+852 2112 1888
Participant Passcode	2910077#

The Inception Growth Board has determined to utilize virtual stockholder meeting technology, and encourages stockholders to attend the Special Meeting virtually. We encourage stockholders to attend the Special Meeting virtually. This proxy statement includes instructions on how to access the virtual Special Meeting and how to listen and vote from home or any remote location with Internet connectivity.

The Special Meeting will be held for the purposes of considering and voting upon, and if through fit passing and approving, the following resolutions that:

I.	the redomestication of Inception Growth from Delaware to the British Virgin Islands, to be accomplished by the merger of Inception Growth with and into IGTA Merger Sub Limited, a British Virgin Islands business company and wholly owned subsidiary of Inception Growth (such company before the Business Combination is referred to as “Purchaser” and upon and following the Share Exchange is hereinafter sometimes referred to as “PubCo”), with PubCo surviving the merger, be approved and authorized in all respects and that the Plan of Merger, a copy of which is included as Annex A-6 to the accompanying proxy statement/prospectus, and any and all transactions provided for in the Plan of Merger, be and is hereby authorized and any director and/or officer of Inception Growth be and is hereby authorized to execute the Plan of Merger, for and on behalf of Inception Growth, with such changes therein and additions thereto as any director and/or officer of Inception Growth may deem necessary, appropriate or advisable, such determinations to be evidenced conclusively by his/her execution thereof. We refer to this merger as the Redomestication Merger. This proposal is referred to as the Redomestication Merger Proposal or Proposal No. 1. Holders of IGTA Shares as of the record date are entitled to vote on this proposal.

II.	the exchange of up to 16,000,000 PubCo Ordinary Shares for all the issued and outstanding ordinary shares of AgileAlgo, resulting in AgileAlgo becoming a wholly owned subsidiary of PubCo, be approved and authorized in all respect and that PubCo’s board of directors be and is hereby authorized to take any such actions as may be necessary to complete the share exchange merger. We refer to this transaction as the as the “Share Exchange”. This proposal is referred to as the Share Exchange Proposal or Proposal No. 2. Holders of IGTA Shares as of the record date are entitled to vote on this proposal.

III.	for purposes of complying with applicable listing rules of The Nasdaq Stock Market LLC, the issuance of (i) PubCo Ordinary Shares by PubCo as the surviving entity in connection with the Business Combination, and (ii) the issuance of an aggregate of up to $30,000,000 of PubCo Ordinary Shares from time to time to Yorkville over a 36-month period following the Closing pursuant to the Yorkville Financing (a component of which includes, without limitation, the reservation and registration of 4,500,000 PubCo Ordinary Shares for issuance in connection with the Yorkville Notes), be approved and authorized in all respect. We refer to this proposal as the Nasdaq Proposal or Proposal No. 3. Holders of IGTA Shares as of the record date are entitled to vote on this proposal.

IV.	at the effective time of the Redomestication Merger, (i) the amendment and restatement of the memorandum and articles of association of PubCo by deletion in their entirety and the substitution in their place of the amended and restated memorandum and articles of association of PubCo (as the surviving entity) in the form attached to this proxy statement/prospectus as Annex B, and (ii) the adoption of the new name by PubCo as “Prodigy, Inc.,” be and are hereby approved. We refer to this proposal as the Charter Proposal or Proposal No. 4. Holders of IGTA Shares as of the record date are entitled to vote on this proposal.

V.	certain governance provisions in the amended and restated memorandum and articles of association of PubCo (as the surviving entity) in the form attached to this proxy statement/prospectus as Annex B be and are hereby approved on an advisory and non-binding basis. We refer to this proposal as the Governance Proposal or Proposal No. 5. Holders of IGTA Shares as of the record date are entitled to vote on this proposal.

VI.	the amendment of the certificate of incorporation of Inception Growth by adopting the fifth amendment to the amended and restated certificate of incorporation of Inception Growth in the form attached as Annex C, in order to eliminate from Inception Growth’s certificate of incorporation the limitation that it shall not redeem Public Shares to the extent that such redemption would cause Inception Growth’s net tangible assets to be less than $5,000,001, be and is hereby approved. We refer to this proposal to amend Inception Growth’s certificate of incorporation as the NTA Requirement Amendment Proposal or Proposal No. 6. Holders of IGTA Shares as of the record date are entitled to vote on this proposal.

VII.	the appointment of six (6) directors of PubCo, namely Tay Yee Paa Tony, Lee Wei Chiang Francis, Lim Chee Heong, Loo Choo Leong, Seah Chin Siong and Wee Carmen Yik Cheng, assuming the Redomestication Merger Proposal, the Share Exchange Proposal and the Nasdaq Proposal are all approved, effective upon the Closing, be and is hereby approved. We refer to this proposal to appoint directors of PubCo as the Director Appointment Proposal or Proposal No. 7. Holders of IGTA Shares as of the record date are entitled to vote on this proposal.

VIII.	the Incentive Plan be and is hereby approved for adoption by PubCo as the surviving entity of the Redomestication Merger with effect from the closing of the Business Combination. We refer to this proposal to approve the Incentive Plan as the Incentive Plan Proposal or Proposal No. 8. Holders of IGTA Shares as of the record date are entitled to vote on this proposal.

IX.	the Special Meeting be adjourned to a later date or dates to be determined by the chairman of the Special Meeting as necessary, including without limitation (a) to permit further solicitation and vote of proxies in the event Inception Growth does not receive the requisite stockholder vote to approve any of the above Proposals; (b) to the extent necessary, to ensure that any required supplement or amendment to the accompanying proxy statement/prospectus is provided to Inception Growth stockholders, or (c) if, as of the time for which the Special Meeting is scheduled, there are insufficient IGTA Shares represented (either in person or by proxy) to constitute a quorum necessary to conduct business at the Special Meeting. This proposal is called the Adjournment Proposal or Proposal No. 9. Holders of IGTA Shares as of the record date are entitled to vote on this proposal.

All of the proposals set forth above are sometimes collectively referred to herein as the “Proposals.” The Redomestication Merger Proposal and the Share Exchange Proposal are dependent upon each other. It is important for you to note that in the event that either of the Redomestication Merger Proposal or the Share Exchange Proposal is not approved, then Inception Growth will not consummate the Business Combination. If Inception Growth does not consummate the Business Combination and fails to complete an initial business combination by October 13, 2025 (if Inception Growth extends the period in full, as further described herein), Inception Growth will be required to dissolve and liquidate. As disclosed in Inception Growth’s prospectus in relation to the IPO, Inception Growth originally had 15 months after the consummation of the IPO to consummate an initial business combination and may extend such period to a total of 21 months after the consummation of the IPO by depositing certain sum into its Trust Account. As approved by its stockholders at the annual meeting of Stockholders held on March 13, 2023, Inception Growth entered into an amendment to the investment management trust agreement, dated December 8, 2021 (the “Trust Agreement”), on March 13, 2023 with Continental Stock Transfer & Trust Company, giving Inception Growth the right to extend the time to complete a business combination for a period of six months from March 13, 2023 to September 13, 2023 without having to make any payment to the Trust Account.

Subsequently on September 8, 2023 at a special meeting of stockholders, Inception Growth’s stockholders approved an amendment of Inception Growth’s certificate of incorporation and a further amendment to the Trust Agreement, such that Inception Growth has the right to extend the date by which it has to consummate a business combination by nine times for an additional one (1) month each time from September 13, 2023 to June 13, 2024 by depositing into the Trust Account the lesser of (i) $100,000 and (ii) an aggregate amount equal to $0.04 multiplied by the number of Public Share that has not been redeemed for each one-month extension. On each of September 8, 2023, October 5, 2023, November 1, 2023, November 29, 2023, January 4, 2024, February 5, 2024, February 27, 2024, April 3, 2024 and May 6, 2024, Inception Growth deposited $100,000 into Inception Growth’s Trust Account in order to extend the amount of time it has available to complete a business combination.

Further, subsequently on June 4, 2024 at the annual meeting of stockholders, Inception Growth’s stockholders approved an amendment of Inception Growth’s certificate of incorporation and a further amendment to the Trust Agreement, such that Inception Growth has the right to extend the date by which it has to consummate a business combination by six times for an additional one (1) month each time from June 13, 2024 to December 13, 2024 by depositing into the Trust Account the lesser of (i) $50,000 and (ii) an aggregate amount equal to $0.04 multiplied by the number of Public Share that has not been redeemed for each one-month extension. On each of June 6, 2024, July 8, 2024, August 1, 2024, September 5, 2024, October 2, 2024 and November 12, 2024, Inception Growth deposited $50,000 into Inception Growth’s Trust Account in order to extend the amount of time it has available to complete a business combination.

On December 6, 2024, at a special meeting of stockholders, Inception Growth’s stockholders approved an amendment of Inception Growth’s certificate of incorporation and a further amendment to the Trust Agreement, which would give Inception Growth the right to extend the date by which it has to consummate a business combination by six times for an additional one (1) month each time from December 13, 2024 to June 13, 2025 by depositing into the Trust Account an aggregate amount that equals to $0.04 multiplied by the number of Public Shares that have not been redeemed for each one-month extension. On each of December 12, 2024, January 9, 2025, February 12, 2025, March 12, 2025, April 10, 2025 and May 12, 2025, Inception Growth deposited a monthly deposit of $11,199 into Inception Growth’s Trust Account in order to extend the amount of time it has available to complete a business combination to June 13, 2025.

On June 5, 2025, Inception Growth held its annual meeting, which was devoted to, among other proposals, proposals to extend the date by which Inception Growth has to consummate a business combination by four times for an additional one month each time from June 13, 2025 to October 13, 2025 by depositing into the trust account an aggregate amount equal to $0.075 multiplied by the number of common stock issued in Inception Growth’s IPO that has not been redeemed for each one-month extension. The stockholders have approved the proposals to extend the time to consummate a business combination. In connection with the stockholder vote at the annual meeting, 103,328 shares of common stock were tendered for redemption. Inception Growth now has until October 13, 2025 (assuming full extension) to complete the Business Combination. Should Inception Growth fail to consummate the Business Combination by October13, 2025, it will be required to dissolve and liquidate. See “Risk Factors — Inception Growth will be forced to liquidate the Trust Account if it cannot consummate a business combination by October13, 2025 (if Inception Growth extends the period in full), as described in more detail in this proxy statement/prospectus (the “Combination Period”); in such event, Inception Growth’s public stockholders will receive $12.09 per share and the IGTA Warrants and IGTA Rights will expire worthless.” On June 10, 2025, Inception Growth deposited $13,249.65 into the Trust Account in order to extend the amount of time it has available to complete a business combination from June 13, 2025 to July 13, 2025. If Inception Growth further extends the Combination Period to October 13, 2025, the Trust Account’s per-share redemption price will increase by up to a total of $0.225.

As of May 27, 2025, the record date, there were 2,917,490 IGTA Shares issued and outstanding and entitled to vote. Only Inception Growth’s stockholders who hold shares of record as of the close of business on May 27, 2025 are entitled to vote at the Special Meeting or any adjournment of the Special Meeting. A proxy statement/prospectus is first being mailed to Inception Growth’s stockholders on June 6, 2025, and this supplement to the definitive proxy statement is first being mailed to Inception Growth’s stockholders on or about June 30, 2025. Approval of each of the Proposals (other than the NTA Requirement Amendment Proposal) will require the affirmative vote of the holders of a majority of the issued and outstanding IGTA Shares present and entitled to vote at the Special Meeting or any adjournment thereof; and approval of the NTA Requirement Amendment Proposal will require the affirmative vote of the holders of at least sixty-five percent (65%) of all issued and outstanding IGTA Shares. Assuming that a quorum is present, attending the Special Meeting either in person (including by virtual presence) or by proxy and abstaining from voting will have no effect on any of the Proposals and failing to instruct your bank, brokerage firm or nominee to attend and vote your shares will have no effect on any of the Proposals.

Whether or not you plan to attend the Special Meeting in person (including by virtual presence), please submit your proxy card without delay to the proxy solicitor not later than the time appointed for the Special Meeting or adjourned meeting. Voting by proxy will not prevent you from voting your shares in person if you subsequently choose to attend the Special Meeting. If you fail to return your proxy card and do not attend the Special Meeting in person, the effect will be that your shares will not be counted for purposes of determining whether a quorum is present at the Special Meeting. You may revoke a proxy at any time before it is voted at the Special Meeting by executing and returning a proxy card dated later than the previous one, by attending the Special Meeting in person and casting your vote by ballot or by submitting a written revocation to the proxy solicitor, that is received by the proxy solicitor before we take the vote at the Special Meeting. If you hold your shares through a bank or brokerage firm, you should follow the instructions of your bank or brokerage firm regarding revocation of proxies.

The Inception Growth Board unanimously recommends that you vote “FOR” approval of each of the Proposals.

By order of the Board of Directors,

/s/ Cheuk Hang Chow
Cheuk Hang Chow
Chief Executive Officer of Inception Growth Acquisition Limited

June 26, 2025

SUPPLEMENT TO THE DEFINITIVE PROXY STATEMENT

The following disclosures should be read in conjunction with the disclosures contained in the Original Proxy Statement, which should be read in its entirety. To the extent the information set forth herein differs from or updates information contained in the Original Proxy Statement, the information set forth herein shall supersede or supplement the information in the Original Proxy Statement. The terms used below, unless otherwise defined, have the meanings set forth in the Original Proxy Statement.

SUPPLEMENT NO. 1, DATED JUNE 26, 2025

(TO THE DEFINITIVE PROXY STATEMENT OF INCEPTION GROWTH ACQUISITION LIMITED DATED MAY 27, 2025)

SUPPLEMENT TO THE PROXY STATEMENT

This supplement to the Original Proxy Statement (the “Supplement”), supplements, updates and amends the Original Proxy Statement of the Company filed with the SEC on May 27, 2025. The following supplemental information should be read in conjunction with the Original Proxy Statement, which should be read in its entirety.

1.	Updated closing price of securities of Inception Growth.

The Original Proxy Statement included multiple references to the closing prices of Inception Growth securities on the OTC Markets as of May 23, 2025. These references pertained to IGTA Units, IGTA Shares, IGTA Warrants, and IGTA Rights. As of June 24, 2025, the most recent practicable date prior to the date of this Supplement, the closing prices on the OTC Markets were as follows:

IGTA Units: $13.09

IGTA Shares: $13.15

IGTA Warrants: $0.1035

IGTA Rights: $0.21

All references in the Original Proxy Statement to the closing prices of IGTA Units, IGTA Shares, IGTA Warrants, and IGTA Rights as of May 23, 2025 should be read as the updated prices listed above, reflecting the most recent available closing prices as of June 24, 2025. This update applies uniformly to all instances where the May 23, 2025 closing prices are mentioned in the Original Proxy Statement.

2.	The third paragraph on the fourth page of the Letter to Stockholders is hereby amended and restated as follows:

As of June 24, 2025, there was approximately $2,135,929.44 in Inception Growth’s trust account (the “Trust Account”). On June 24, 2025, the last sale price of IGTA Shares was $13.15.

3.	The fifth paragraph on the fourth page of the Letter to Stockholders is hereby amended and restated as follows:

Pursuant to Inception Growth’s amended and restated certificate of incorporation, Inception Growth is providing its public stockholders with the opportunity to redeem all or a portion of their IGTA Shares at a per-share price, payable in cash, equal to the aggregate amount then on deposit in Inception Growth’s Trust Account as of two business days prior to the consummation of the Business Combination, including interest, less taxes payable, divided by the number of then outstanding IGTA Shares that were sold as part of the IGTA Units in Inception Growth’s IPO, subject to the limitations described herein. Based on the Trust Account balance as of June 24, 2025, Inception Growth estimates that the per-share price at which IGTA Shares held by the public (the “Public Shares”) may be redeemed from cash held in the Trust Account will be approximately $12.09, less amounts held in trust that have not been used to pay for taxes, at the time of the Special Meeting. Inception Growth’s public stockholders may elect to redeem their shares even if they vote for the Redomestication Merger or do not vote at all.

4.	The third paragraph on the third page of the Notice of Special Meeting of Stockholders is hereby amended and restated as follows:

On June 5, 2025, Inception Growth held its annual meeting, which was devoted to, among other proposals, proposals to extend the date by which Inception Growth has to consummate a business combination by four times for an additional one month each time from June 13, 2025 to October 13, 2025 by depositing into the trust account an aggregate amount equal to $0.075 multiplied by the number of common stock issued in Inception Growth’s IPO that has not been redeemed for each one-month extension. The stockholders have approved the proposals to extend the time to consummate a business combination. In connection with the stockholder vote at the annual meeting, 103,328 shares of common stock were tendered for redemption. Inception Growth now has until October13, 2025 (assuming full extension) to complete the Business Combination. Should Inception Growth fail to consummate the Business Combination by October13, 2025, it will be required to dissolve and liquidate. See “Risk Factors — Inception Growth will be forced to liquidate the Trust Account if it cannot consummate a business combination by October13, 2025 (if Inception Growth extends the period in full), as described in more detail in this proxy statement/prospectus (the “Combination Period”); in such event, Inception Growth’s public stockholders will receive $12.09 per share and the IGTA Warrants and IGTA Rights will expire worthless.” On June 10, 2025, Inception Growth deposited $13,249.65 into the Trust Account in order to extend the amount of time it has available to complete a business combination from June 13, 2025 to July 13, 2025. If Inception Growth further extends the Combination Period to October 13, 2025, the Trust Account’s per-share redemption price will increase by up to a total of $0.225.

5.	The last Question And Answer on page xi of the Proxy Statement is hereby amended and restated as follows:

Q: How do I exercise my redemption rights?

A:	If you are a public stockholder and you seek to have your shares redeemed, you must (i) demand, no later than 5:00 p.m., Eastern time on July 10, 2025 (two business days before the Special Meeting), that Inception Growth redeem your shares for cash, and (ii) submit your request in writing to Inception Growth’s transfer agent, at the address listed at the end of this section and deliver your shares to Inception Growth’s transfer agent (physically, or electronically using the DWAC (Deposit/Withdrawal At Custodian) system) at least two business days prior to the vote at the Special Meeting.

Any corrected or changed written demand of redemption rights must be received by Inception Growth’s transfer agent two business days prior to the Special Meeting. No demand for redemption will be honored unless the holder’s shares have been delivered (either physically or electronically) to the transfer agent at least two business days prior to the vote at the Special Meeting.

Public stockholders may seek to have their shares redeemed regardless of whether they vote for or against, or abstain from voting on, the Business Combination and whether or not they are holders of IGTA Shares as of the record date. Any public stockholder who holds IGTA Shares on or before July 10, 2025 (two business days before the Special Meeting) will have the right to demand that his, her or its shares be redeemed for a pro rata

6.	The first paragraph on page xvi of the Proxy Statement is hereby amended and restated as follows:

in Inception Growth’s IPO or in the aftermarket. The estimated consideration that each IGTA Share would be paid at liquidation would be approximately $12.09 per share for stockholders, less amounts held in trust that have not been used to pay for taxes, based on amounts on deposit in the Trust Account as of June 24, 2025. The closing price of IGTA Shares on the OTC Markets as of June 24, 2025 was $13.15.

7.	The second Question And Answer on page xv of the Proxy Statement is hereby amended and restated as follows:

Q: When is the Business Combination expected to occur?

A:	Assuming the requisite stockholder approvals are received, Inception Growth expects that the Business Combination will occur as soon as practicable following the Special Meeting, but only after the registration of the articles of merger and Plan of Merger by the Delaware Secretary of State and the British Virgin Islands Registrar of Corporate Affairs and for the British Virgin Islands Registrar of Corporate Affairs to issue a certificate of merger with respect to the Redomestication Merger. Currently, Inception Growth has until July 13, 2025 to complete the Business Combination. However, Inception Growth can extend such period by an additional three times for an additional one month each time from July 13, 2025 to October 13, 2025 by depositing into the trust account an aggregate amount equal to $0.075 multiplied by the number of common stock issued in Inception Growth’s IPO that has not been redeemed for each one-month extension. If Inception Growth fully extends such period, it will have until October 13, 2025 to consummate the Business Combination. Should Inception Growth fail to consummate the Business Combination by October 13, 2025, it will be required to dissolve and liquidate.

8.	The first Question And Answer on page xvi of the Proxy Statement is hereby amended and restated as follows:

Q: What happens to the funds deposited in the Trust Account following the Business Combination?

A:

Following the closing of the Business Combination, holders of IGTA Shares exercising redemption rights will receive their per share redemption price out of the funds in the Trust Account. The balance of the funds will be released to PubCo and utilized to fund working capital needs of PubCo. As of June 24, 2025, there was approximately $2,135,929.44 in Inception Growth’s Trust Account. Inception Growth estimates that approximately $12.09 per outstanding share issued in Inception Growth’s IPO, less amounts held in trust that have not been used to pay for taxes, will be paid to the public investors exercising their redemption rights. Any funds remaining in the Trust Account after such uses will be used for future working capital and other corporate purposes of the combined entity.

9.	The first paragraph on page 2 of the Proxy Statement is hereby amended and restated as follows:

As of December 31, 2024, Inception Growth had approximately $4,295 of unused net proceeds that were not deposited into the Trust Account to pay future general and administrative expenses. The net proceeds deposited into the Trust Account remain on deposit in the Trust Account earning interest. As of June 24, 2025, there was approximately $2,135,929.44 held in the Trust Account.

10.	The second and third paragraphs on page 11 of the Proxy Statement is hereby amended and restated as follows:

Redemption Rights

Pursuant to Inception Growth’s amended and restated certificate of incorporation, Inception Growth’s public stockholders may elect to have their shares redeemed for cash at the applicable redemption price per share equal to the quotient obtained by dividing (i) the aggregate amount on deposit in the Trust Account as of two business days prior to the consummation of the Business Combination, including interest (net of taxes payable), by (ii) the total number of then-outstanding Public Shares. As of June 24, 2025, this would have amounted to approximately $12.09 per share.

You will be entitled to receive cash for any Public Shares to be redeemed only if you:

(i)	(x) hold public IGTA Shares or (y) hold public IGTA Shares through IGTA Units and you elect to separate your IGTA Units into the underlying public IGTA Shares, public IGTA Rights and public IGTA Warrants prior to exercising your redemption rights with respect to the public IGTA Share; and

(ii)

prior to 5:00 p.m., Hong Kong Time, on July 10, 2025, (a) submit a written request to the transfer agent that Inception Growth redeem your Public Shares for cash and (b) deliver your Public Shares to the transfer agent, physically or electronically through DTC.

11.	The second risk factor on page 48 of the Proxy Statement is hereby amended and restated as follows:

Inception Growth will be forced to liquidate the Trust Account if it cannot consummate a business combination by October 13, 2025 (if Inception Growth extends the period in full), as described in more detail in this proxy statement/prospectus (the “Combination Period”); in such event, Inception Growth’s public stockholders will receive $12.09 per share and the IGTA Warrants and IGTA Rights will expire worthless.

If Inception Growth is unable to complete a business combination within the Combination Period, and is forced to liquidate, the initial per-share liquidation distribution will be approximately $12.09, less amounts held in trust that have not been used to pay for taxes. Furthermore, there will be no distribution with respect to the IGTA Warrants and IGTA Rights, which will expire worthless as a result of Inception Growth’s failure to complete a business combination.

On June 5, 2025, Inception Growth held its annual meeting which was devoted to, among other proposals, proposals to extend the date by which Inception Growth has to consummate a business combination by four times for an additional one month each time from June 13, 2025 to October 13, 2025 by depositing into the trust account an aggregate amount equal to $0.075 multiplied by the number of common stock issued in Inception Growth’s IPO that has not been redeemed for each one-month extension. The extension proposals were approved at the annual meeting, therefore Inception Growth now has until October 13, 2025 (assuming full extension) to consummate the Business Combination. On June 10, 2025, Inception Growth deposited $13,249.65 into the Trust Account in order to extend the amount of time it has available to complete a business combination from June 13, 2025 to July 13, 2025. If Inception Growth further extends the Combination Period to October 13, 2025, the Trust Account’s per-share redemption price will increase by up to a total of $0.225.

Should Inception Growth fail to consummate the Business Combination by October 13, 2025 (assuming full extension), it will be required to dissolve and liquidate.

12.	The first paragraph on page 50 of the Proxy Statement is hereby amended and restated as follows:

Moreover, the process of government review, whether by the CFIUS or otherwise, could be lengthy and we have limited time to complete the initial business combination. If IGTA cannot complete its initial business combination within 36 months (assuming full extension of the time to complete a business combination) from the closing of its initial public offering because the review process drags on beyond such timeframe or because its initial business combination is ultimately prohibited by CFIUS or another U.S. government entity, IGTA may be required to liquidate. In the event of such liquidation, IGTA’s public shareholders may only receive $12.09 per share, and the IGTA Warrants and IGTA rights will expire worthless. This will also cause you to lose the investment opportunity in a target company and the chance of realizing future gains on your investment through any price appreciation in the combined company.

13.	The last risk factor on page 50 of the Proxy Statement is hereby amended and restated as follows:

If third parties bring claims against Inception Growth, the proceeds held in trust could be reduced and the per-share liquidation price received by Inception Growth’s stockholders may be less than $12.09.

Inception Growth’s placing of funds in the Trust Account may not protect those funds from third party claims against Inception Growth. Although Inception Growth has received from many of the vendors, service providers (other than its independent accountants) and prospective target businesses with which it does business executed agreements waiving any right, title, interest or claim of any kind in or to any monies held in the Trust Account for the benefit of Inception Growth’s public stockholders, they may still seek recourse against the Trust Account. Additionally, a court may not uphold the validity of such agreements. Accordingly, the proceeds held in trust could be subject to claims which could take priority over those of Inception Growth’s public stockholders. The Sponsor has agreed that, if Inception Growth liquidates the Trust Account prior to the consummation of a business combination and distributes the proceeds held therein to its public stockholders, it will be liable to pay debts and obligations to target businesses or vendors or other entities that are owed money by Inception Growth for services rendered or contracted for or products sold to Inception Growth in excess of the net proceeds of the IPO not held in the Trust Account, but only to the extent necessary to ensure that such debts or obligations do not reduce the amounts in the Trust Account and only if such parties have not executed a waiver agreement. However, Inception Growth cannot assure you that the Sponsor will be able to meet such obligation. Therefore, the per-share distribution from the Trust Account for Inception Growth’s stockholders may be less than $12.09 due to such claims.

Additionally, if Inception Growth is forced to file a bankruptcy case or an involuntary bankruptcy case is filed against it which is not dismissed, the proceeds held in the Trust Account could be subject to applicable bankruptcy law, and may be included in Inception Growth’s bankruptcy estate and subject to the claims of third parties with priority over the claims of its stockholders. To the extent any bankruptcy claims deplete the Trust Account, Inception Growth may not be able to return $12.09 per share to Inception Growth’s public stockholders.

14.	The sixth paragraph on page 61 of the Proxy Statement is hereby amended and restated as follows:

If such funds are required and not secured, and this condition is not waived, the Business Combination may not be completed, which could result in the termination of the Business Combination Agreement.

If Inception Growth is unable to complete a business combination within the Combination Period, and is forced to liquidate, the initial per-share liquidation distribution will be $12.09, less amounts held in trust that have not been used to pay for taxes. Furthermore, there will be no distribution with respect to the IGTA Warrants and IGTA Rights, which will expire worthless as a result of Inception Growth’s failure to complete a business combination.

15.	The last paragraph on page 77 of the Proxy Statement is hereby amended and restated as follows:

If you are a holder of Public Shares and you seek to have your shares redeemed, you must (i) demand, no later than 5:00 p.m., Hong Kong time on July 10, 2025 (two business days before the Special Meeting), that Inception Growth redeem your shares into cash; and (ii) submit your request in writing to Inception Growth’s transfer agent, at the address listed at the end of this section and deliver your shares to Inception Growth’s transfer agent physically or electronically using the DWAC system at least two business days prior to the vote at the Special Meeting. In order to validly request redemption, you must either make a request for redemption on the proxy card or separately send a request in writing to Inception Growth’s transfer agent. The proxy card or separate request must be signed by the applicable stockholder in order to validly request redemption. A stockholder is not required to submit a proxy card or vote in order to validly exercise redemption rights.

16.	The second paragraph on page 78 of the Proxy Statement is hereby amended and restated as follows:

Inception Growth stockholders will be entitled to redeem their IGTA Shares for a full pro rata share of the Trust Account (currently anticipated to be no less than approximately $12.09 per share) net of taxes payable.

17.	The fourth paragraph on page 78 of the Proxy Statement is hereby amended and restated as follows:

Public stockholders may seek to have their shares redeemed regardless of whether they vote for or against the Business Combination and whether or not they are holders of IGTA Shares as of the record date. Any public stockholder who holds IGTA Shares on or before July 10, 2025 (two business days before the Special Meeting) will have the right to demand that his, her or its shares be redeemed for a pro rata share of the aggregate amount then on deposit in the Trust Account, less any taxes then due but not yet paid, at the consummation of the Business Combination.

18.	The last paragraph on page 78 of the Proxy Statement is hereby amended and restated as follows:

If properly demanded by Inception Growth’s public stockholders, Inception Growth will redeem each share into a pro rata portion of the funds available in the Trust Account, calculated as of two business days prior to the anticipated consummation of the Business Combination. As of June 24, 2025, this would amount to approximately $12.09 per share, less amounts held in trust that have not been used to pay for taxes. If you exercise your redemption rights, you will be exchanging your IGTA Shares for cash and will no longer own the shares. If Inception Growth is unable to complete the Business Combination by October 13, 2025 (if the time period is fully extended, as described herein), it will liquidate and dissolve and public stockholders would be entitled to receive approximately $12.32 per share (including the extension payment of $0.075 per share for each extension, assuming full extension) less amounts held in trust that have not been used to pay for taxes, upon such liquidation.

19.	The seventh paragraph on page 162 of the Proxy Statement is hereby amended and restated as follows:

As of December 31, 2024, Inception Growth had approximately $4,295 of unused net proceeds that were not deposited into the Trust Account to pay future general and administrative expenses. The net proceeds deposited into the Trust Account remain on deposit in the Trust Account earning interest. As of June 24, 2025, there was approximately $2,135,929.44 in the Trust Account.

20.	The third paragraph on page 164 of the Proxy Statement is hereby amended and restated as follows:

Redemption Rights

Pursuant to the Current Charter, Inception Growth stockholders (except the Initial Stockholders, including the Sponsor) will be offered the option to redeem their IGTA Shares for a pro rata share of the Trust Account (currently anticipated to be no less than approximately $12.09 per share for Inception Growth stockholders) net of taxes payable in connection with a business combination.

21.	The first paragraph on page 165 of the Proxy Statement is hereby amended and restated as follows:

On June 5, 2025, Inception Growth held its annual meeting which was devoted to, among other proposals, proposals to extend the date by which Inception Growth has to consummate a business combination by four times for an additional one month each time from June 13, 2025 to October 13, 2025 by depositing into the trust account an aggregate amount equal to $0.075 multiplied by the number of common stock issued in Inception Growth’s IPO that has not been redeemed for each one-month extension. The stockholders have approved the proposals to extend the time to consummate a business combination. Inception Growth now has until October 13, 2025 (assuming full extension) to complete the Business Combination. Should Inception Growth fail to consummate the Business Combination by October 13, 2025, it will be required to dissolve and liquidate. See “Risk Factors — Inception Growth will be forced to liquidate the Trust Account if it cannot consummate a business combination by October 13, 2025 (if Inception Growth extends the period in full), as described in more detail in this proxy statement/prospectus (the “Combination Period”); in such event, Inception Growth’s public stockholders will receive $12.09 per share and the IGTA Warrants and IGTA Rights will expire worthless.” On June 10, 2025, Inception Growth deposited $13,249.65 into the Trust Account in order to extend the amount of time it has available to complete a business combination from June 13, 2025 to July 13, 2025. If Inception Growth fully extends the Combination Period to October 13, 2025, the Trust Account’s per-share redemption price will increase by up to a total of $0.225.

22.	The fourth paragraph on page 165 of the Proxy Statement is hereby amended and restated as follows:

If Inception Growth is unable to complete an initial business combination and expend all of the net proceeds of the IPO, other than the proceeds deposited in the Trust Account, and without taking into account interest, if any, earned on the Trust Account, the initial per-share redemption price from the Trust Account would be $12.09, less amounts held in trust that have not been used to pay for taxes.

23.	The second paragraph on page 166 of the Proxy Statement is hereby amended and restated as follows:

Soul Venture Partners LLC has agreed that, if it liquidates the Trust Account prior to the consummation of a business combination, it will be liable to pay debts and obligations to target businesses or vendors or other entities that are owed money by it for services rendered or contracted for or products sold to it in excess of the net proceeds of the IPO not held in the Trust Account, but only to the extent necessary to ensure that such debts or obligations do not reduce the amounts in the Trust Account and only if such parties have not executed a waiver agreement. However, Inception Growth cannot assure you that it will be able to satisfy those obligations if it is required to do so. Accordingly, the actual per-share redemption price could be less than $12.09 due to claims of creditors. Additionally, if Inception Growth is forced to file a bankruptcy case or an involuntary bankruptcy case is filed against it which is not dismissed, the proceeds held in the Trust Account could be subject to applicable bankruptcy law, and may be included in Inception Growth’s bankruptcy estate and subject to the claims of third parties with priority over the claims of its stockholders. To the extent any bankruptcy claims deplete the Trust Account, Inception Growth cannot assure you that it will be able to return to its public stockholders at least $12.09 per share.

24.	The first paragraph on page 170 of the Proxy Statement is hereby amended and restated as follows:

The Company initially had 15 months from the consummation of this offering to consummate the initial business combination. As approved by the Company’s stockholders at various meetings of Stockholders held on March 13, 2023, June 4, 2024, December 6, 2024 and June 5, 2025, the Company amended its certificate of incorporation and/or the Trust Agreement such that the Company has the right to extend the date by which it has to consummate a business combination. As of the date of this report, the Company has extended 22 times, and so it now has until July13, 2025 to consummate a business combination. Inception Growth can further extend such period by an additional three times for an additional one month each time from July 13, 2025 to October 13, 2025 by depositing into the trust account an aggregate amount equal to $0.075 multiplied by the number of common stock issued in Inception Growth’s IPO that has not been redeemed for each one-month extension. If Inception Growth fully extends such period, it will have until October 13, 2025 to consummate the Business Combination. If the Company does not complete a business combination by October 13, 2025 (assuming full extension), the Company will trigger an automatic winding up, dissolution and liquidation pursuant to the terms of the certificate of incorporation, as amended. As a result, this has the same effect as if the Company had formally gone through a voluntary liquidation procedure under the Companies Law. Accordingly, no vote would be required from our shareholders to commence such a voluntary winding up, dissolution and liquidation. If the Company is unable to consummate the Company’s initial business combination by October 13, 2025, the Company will, as promptly as possible but not more than ten business days thereafter, redeem 100% of the Company’s outstanding public shares for a pro rata portion of the funds held in the Trust Account, including a pro rata portion of any interest earned on the funds held in the Trust Account and not necessary to pay taxes, and then seek to liquidate and dissolve. However, the Company may not be able to distribute such amounts as a result of claims of creditors which may take priority over the claims of the Company’s public shareholders. In the event of dissolution and liquidation, the public rights will expire and will be worthless.

25.	The fifth paragraph on page 171 of the Proxy Statement is hereby amended and restated as follows:

On June 5, 2025, Inception Growth held its annual meeting, which was devoted to, among other proposals, proposals to extend the date by which Inception Growth has to consummate a business combination by four times for an additional one month each time from June 13, 2025 to October 13, 2025 by depositing into the trust account an aggregate amount equal to $0.075 multiplied by the number of common stock issued in Inception Growth’s IPO that has not been redeemed for each one-month extension. The stockholders have approved the proposals to extend the time to consummate a business combination. Inception Growth now has until October13, 2025 (assuming full extension) to complete the Business Combination. Should Inception Growth fail to consummate the Business Combination by October13, 2025, it will be required to dissolve and liquidate. See “Risk Factors — Inception Growth will be forced to liquidate the Trust Account if it cannot consummate a business combination by October13, 2025 (if Inception Growth extends the period in full), as described in more detail in this proxy statement/prospectus (the “Combination Period”); in such event, Inception Growth’s public stockholders will receive $12.09 per share and the IGTA Warrants and IGTA Rights will expire worthless.” On June 10, 2025, Inception Growth deposited $13,249.65 into the Trust Account in order to extend the amount of time it has available to complete a business combination from June 13, 2025 to July 13, 2025. If Inception Growth further extends the Combination Period to October 13, 2025, the Trust Account’s per-share redemption price will increase by up to a total of $0.225.

This Supplement is dated June 26, 2025

PROXY CARD

INCEPTION GROWTH ACQUISITION LIMITED

PROXY FOR THE SPECIAL MEETING OF STOCKHOLDERS
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Stockholders of Inception Growth Acquisition Limited to be held on July 14, 2025. The Proxy Statement is available on the SEC’s website at www.sec.gov.

The undersigned hereby appoints Cheuk Hang Chow and Felix Yun Pun Wong, individually, each with full power of substitution, as proxy of the undersigned to attend the Special Meeting of Stockholders (the “Special Meeting”) of Inception Growth Acquisition Limited, to be held on July 14, 2025 at 10 a.m. local time at the offices of Loeb & Loeb LLP, 2206-19 Jardine House, 1 Connaught Place Central, Hong Kong SAR, and any postponement or adjournment thereof, and to vote as if the undersigned were then and there personally present on all matters set forth in the Amended Notice of Special Meeting, dated June 26, 2025 (the “Notice”), a copy of which has been received by the undersigned, as follows:

1.	PROPOSAL NO. 1. THE REDOMESTICATION MERGER PROPOSAL — the redomestication of Inception Growth from Delaware to the British Virgin Islands, to be accomplished by the merger of Inception Growth with and into IGTA Merger Sub Limited, a British Virgin Islands business company and wholly owned subsidiary of Inception Growth (such company before the Business Combination is referred to as “Purchaser” and upon and following the Share Exchange is hereinafter sometimes referred to as “PubCo”), with PubCo surviving the merger, be approved and authorized in all respects and that the Plan of Merger, a copy of which is included as Annex A-6 to the accompanying proxy statement/prospectus, and any and all transactions provided for in the Plan of Merger, be and is hereby authorized and any director and/or officer of Inception Growth be and is hereby authorized to execute the Plan of Merger, for and on behalf of Inception Growth, with such changes therein and additions thereto as any director and/or officer of Inception Growth may deem necessary, appropriate or advisable, such determinations to be evidenced conclusively by his/her execution thereof.

For ☐	Against ☐	Abstain ☐

2.	PROPOSAL NO. 2. THE SHARE EXCHANGE PROPOSAL — the exchange of up to 16,000,000 PubCo Ordinary Shares for all the issued and outstanding ordinary shares of AgileAlgo, resulting in AgileAlgo becoming a wholly owned subsidiary of PubCo, be approved and authorized in all respect and that PubCo’s board of directors be and is hereby authorized to take any such actions as may be necessary to complete the share exchange merger. We refer to this transaction as the as the “Share Exchange”.

For ☐	Against ☐	Abstain ☐

3.	PROPOSAL NO. 3. THE NASDAQ PROPOSAL — for purposes of complying with applicable listing rules of The Nasdaq Stock Market LLC, the issuance of (i) PubCo Ordinary Shares by PubCo as the surviving entity in connection with the Business Combination, and (ii) the issuance of an aggregate of up to $30,000,000 of PubCo Ordinary Shares from time to time to Yorkville over a 36-month period following the Closing pursuant to the Yorkville Financing (a component of which includes, without limitation, the reservation and registration of 4,500,000 PubCo Ordinary Shares for issuance in connection with the Yorkville Notes), be approved and authorized in all respect.

For ☐	Against ☐	Abstain ☐

4.	PROPOSAL NO. 4. THE CHARTER PROPOSAL — at the effective time of the Redomestication Merger, (i) the amendment and restatement of the memorandum and articles of association of PubCo by deletion in their entirety and the substitution in their place of the amended and restated memorandum and articles of association of PubCo (as the surviving entity) in the form attached to the accompanying proxy statement/prospectus as Annex B, and (ii) the adoption of the new name by PubCo as “Prodigy, Inc.,” be and are hereby approved.

For ☐	Against ☐	Abstain ☐

5.	PROPOSAL NO. 5. THE GOVERNANCE PROPOSAL — certain governance provisions in the amended and restated memorandum and articles of association of PubCo (as the surviving entity) in the form attached to the accompanying proxy statement/prospectus as Annex B be and are hereby approved on an advisory and non-binding basis.

For ☐	Against ☐	Abstain ☐

6.	PROPOSAL NO. 6. THE NTA REQUIREMENT AMENDMENT PROPOSAL — the amendment of the certificate of incorporation of Inception Growth by adopting the fifth amendment to the amended and restated certificate of incorporation of Inception Growth in the form attached to the accompanying proxy statement/prospectus as Annex C, in order to eliminate from Inception Growth’s certificate of incorporation the limitation that it shall not redeem Public Shares to the extent that such redemption would cause Inception Growth’s net tangible assets to be less than $5,000,001, be and is hereby approved.

For ☐	Against ☐	Abstain ☐

7.	PROPOSAL NO. 7. THE DIRECTOR APPOINTMENT PROPOSAL — the appointment of six (6) directors of PubCo, namely Tay Yee Paa Tony, Lee Wei Chiang Francis, Lim Chee Heong, Loo Choo Leong, Seah Chin Siong and Wee Carmen Yik Cheng, assuming the Redomestication Merger Proposal, the Share Exchange Proposal and the Nasdaq Proposal are all approved, effective upon the Closing, be and is hereby approved.

(Check one)

FOR all nominees listed below (except as indicated). ☐

WITHHOLD AUTHORITY to vote for all nominees listed below. ☐

If you wish to withhold your vote for any individual nominee, strike a line through that nominee’s name set forth below:

Tay Yee Paa Tony;

Lee Wei Chiang Francis;

Lim Chee Heong;

Loo Choo Leong;

Seah Chin Siong; and

Wee Carmen Yik Cheng.

8.	PROPOSAL NO. 8. THE INCENTIVE PLAN PROPOSAL — the Incentive Plan be and is hereby approved for adoption by PubCo as the surviving entity of the Redomestication Merger with effect from the closing of the Business Combination.

For ☐	Against ☐	Abstain ☐

9.	PROPOSAL NO. 9. THE ADJOURNMENT PROPOSAL — the Special Meeting be adjourned to a later date or dates to be determined by the chairman of the Special Meeting as necessary, including without limitation (a) to permit further solicitation and vote of proxies in the event Inception Growth does not receive the requisite stockholder vote to approve any of the above Proposals; (b) to the extent necessary, to ensure that any required supplement or amendment to the accompanying proxy statement/prospectus is provided to Inception Growth stockholders, or (c) if, as of the time for which the Special Meeting is scheduled, there are insufficient IGTA Shares represented (either in person or by proxy) to constitute a quorum necessary to conduct business at the Special Meeting

For ☐	Against ☐	Abstain ☐

NOTE: IN HIS DISCRETION, THE PROXY HOLDER IS AUTHORIZED TO VOTE UPON SUCH OTHER MATTER OR MATTERS THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING AND ANY ADJOURNMENT(S) THEREOF.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFIC INDICATION ABOVE. IN THE ABSENCE OF SUCH INDICATION, THIS PROXY WILL BE VOTED FOR THE PROPOSALS AND, AT THE DISCRETION OF THE PROXY HOLDER, ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING OR ANY POSTPONEMENT OR ADJOURNMENT THEREOF.

Dated:

Signature of Stockholder

PLEASE PRINT NAME

Certificate Number(s)

Total Number of Shares Owned

Sign exactly as your name(s) appears on your share certificate(s). A corporation is requested to sign its name by its President or other authorized officer, with the office held designated. Executors, administrators, trustees, etc., are requested to so indicate when signing. If a share certificate is registered in two (2) names or held as joint tenants or as community property, both interested persons should sign.

PLEASE COMPLETE THE FOLLOWING:

I plan to attend the Special Meeting (Circle one): Yes  No

Number of attendees:

PLEASE NOTE:

STOCKHOLDER SHOULD SIGN THE PROXY PROMPTLY AND RETURN IT IN THE ENCLOSED ENVELOPE AS SOON AS POSSIBLE TO ENSURE THAT IT IS RECEIVED BEFORE THE SPECIAL MEETING. PLEASE INDICATE ANY ADDRESS OR TELEPHONE NUMBER CHANGES IN THE SPACE BELOW.